Exhibit 4.16

SUPPLEMENTAL AGREEMENT TO A LEASE CONTRACT

Lessor: China Bioway Biotech Group Co., Ltd. (hereinafter referred to as “Party A”)
Legal Address: No. 39, Shangdi Xi Road, Haidian District, Beijing

Lessee: Sinovac Biotech Co., Ltd. (hereinafter referred to as “Party B”)
Legal Address: No. 39, Shangdi Xi Road, Haidian District, Beijing

WHEREAS, Party A and Party B signed a lease contract on August 12, 2004, under which Party A leased its No.2 Factory located in the Peking University Biological Park at No. 39, Shangdi Xi Road, Haidian District, Beijing, to Party B for use (hereinafter referred to as the “Original Lease Contract”), and now they unanimously agree to enter into the following supplemental agreement regarding the change of the lease term set forth in the Original Lease Contract after mutual consultation:

1.                                      Both parties agree that the lease term set forth in the Original Lease Contract will be changed from April 8, 2013 to April 7, 2033.

2.                                      Party A undertakes that it will, during the useful life of the factory leased for use under the Original Lease Contract, continue to lease out the leased factory to Party B on the conditions specified in the Original Lease Contract and its supplemental agreement.

3.                                      This Agreement is an integral part of the Original Lease Contract and shall have the same legal force as the Original Lease Contact.  Save for  any provisions agreed upon by both parties herein, the other provisions of the Original Lease Contract shall remain unchanged and be implemented in accordance with the Original Lease Contract.

4.                                      This Agreement shall become effective when it is signed and sealed by both parties.

5.                                      This Agreement is executed in two originals and both parties shall each keep one original.  All of them shall have the same legal force.

Party A:	China Bioway Biotech Group Co., Ltd. [Chop of China Bioway Biotech Group Co., Ltd.]	Party B:	Sinovac Biotech Co., Ltd. [Chop of Sinovac Biotech Co., Ltd.]

Legal Representative:	/s/	Legal Representative:	/s/

(Authorized Representative)		Authorized Representative

(Signature or seal)		(Signature or seal)

Date:	April 8, 2013	Date:	April 8, 2013